UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 13, 2010

Frontier Communications Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-11001	06-0619596
(Commission File Number)	(IRS Employer Identification No.)

3 High Ridge Park, Stamford, Connecticut	06905
(Address of principal executive offices)	(Zip Code)

(203) 614-5600
(Registrant’s telephone number, including area code)

_________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Frontier Communications Corporation held its 2010 Annual Meeting of the Stockholders on May 13, 2010 (the “Meeting”).  The number of shares of common stock present at the Meeting was 258,093,874 or 82.4% of the shares of common stock outstanding on March 17, 2010, the record date for the Meeting.  At the Meeting, the following items were submitted to a vote of shareholders.

(1)           Election of directors.  All nominees were elected pursuant to the following votes:

	Number of Votes*
Director	FOR	WITHHELD
Leroy T. Barnes, Jr.	153,594,258	3,861,073
Peter C.B. Bynoe	151,403,471	6,051,860
Jeri B. Finard	151,727,287	5,728,044
Lawton W. Fitt	151,332,098	6,123,233
William Kraus	153,139,888	4,315,443
Howard L. Schrott	153,602,053	3,853,278
Larraine D. Segil	153,510,634	3,944,697
David H. Ward	153,128,994	4,326,337
Myron A. Wick III	151,341,248	6,114,083
Mary Agnes Wilderotter	148,809,742	8,645,589
__________
*  Does not include 100,638,543 broker non-votes.

(2)           Management advisory proposal on executive compensation.  The matter was approved with the following vote:

Number of votes FOR	199,692,152
Number of votes AGAINST	54,528,449
Number of votes ABSTAINING	3,873,273

(3)           Stockholder proposal related to retention of executive equity compensation.  The matter was defeated with the following vote:

Number of votes FOR	46,024,926
Number of votes AGAINST	107,057,232
Number of votes ABSTAINING	4,373,173
Number of BROKER NON-VOTES	100,638,543

(4)           Ratification of appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2010.  The matter was approved with the following vote:

Number of votes FOR	249,570,290
Number of votes AGAINST	6,735,109
Number of votes ABSTAINING	1,788,475

Item 8.01	Other Events

The information set forth in the press release issued by Frontier Communications Corporation on May 13, 2010, attached hereto as Exhibit 99.1, is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

99.1	Press Release of Frontier Communications Corporation released on May 13, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER COMMUNICATIONS CORPORATION

Date: May 14, 2010	By:/s/ Robert J. Larson
Robert J. Larson
Senior Vice President and
Chief Accounting Officer